                       Exhibit 23.2




     We consent to the incorporation by reference in this Registration Statement of Saratoga Bancorp on Form S-8 of our report dated January 20, 1998 appearing in the Annual Report on Form 10-K of Saratoga Bancorp for the period ended December 31, 1997.



DELOITTE & TOUCHE LLP


Monterey, Ca
May 27, 1998